EXHIBIT 10.95

Schedule D-1

CHANGE ORDER FORM

(for use when the parties mutually agree upon and execute the Change Order Pursuant to Section 6.1B or 6.2C)

PROJECT NAME: Creole Trail Pipeline – Segment 1	CHANGE ORDER NUMBER: CO 1-001
Project, Preferred Route Single Line Option

OWNER: Cheniere Creole Trail Pipeline, L.P.	DATE OF CHANGE ORDER: 2/7/08

CONTRACTOR: Sunland Construction, Inc.

DATE OF AGREEMENT: March 12, 2007

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

Provide labor and equipment to install and remove one extra push site at MLV 1-3. This change order includes additional board road material and mats required at the site. Seventy percent (70%) will be payable upon installation of the push site ($1,029,221.20) and thirty percent (30%) will be payable upon removal of the push site ($441,094.80).

Adjustment to Estimated Contract Price
The original Estimated Contract Price was	$43,617,209

Net change by previously authorized Change Order (# )	$0

The Estimated Contract Price prior to this Change Order was	$43,617,209

The Estimated Contract Price will be increased by this Change Order in the amount of	$1,470,316

The new Estimated Contract Price including this Change Order will be	$45,087,525

Adjustment to dates in Project Schedule

The following dates are modified (list all dates modified; insert N/A if no dates modified):

The Required Mechanical Completion Date will be     unchanged     by                                                                  (        )                Days

The Required Mechanical Completion Date as of the date of this Change Order therefore is     March 15, 20            08

(attach additional documentation if necessary)                 No Attachment

The Required Substantial Completion Date will be     unchanged     by                                                                  (        )                Days

The Required Substantial Completion Date as of the date of this Change Order therefore is

(attach additional documentation if necessary)                 No Attachment

The Required Final Completion Date will be     unchanged     by                                                                  (        )                Days

The Required Final Completion Date as of the date of this Change Order therefore is

(attach additional documentation if necessary)                 No Attachment

Adjustment to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary)     N/A

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previous issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

Cheniere Creole Trail Pipeline, L.P.	Sunland Construction, Inc.
Owner	Contractor

/s/ R. Keith Teague	/s/ Randy P. Mat
Name	Name

R. Keith Teague/President	Project Manager
Title	Title

2/21/2008	2-19-08
Date of Signing	Date of Signing